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                                                              Exhibit 23.1








            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 6, 2004 relating to the financial statements and financial statement schedule of Omnicare Inc. which appears in Omnicare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
November 30, 2004